Exhibit 99.1

Starbucks Reports Record Third Quarter Results
Earnings per Share Increases 19% to $0.43; Revenues Grow 13% to $3.3 Billion
U.S. Comparable Store Sales Grow 7%; Global Grows 6%
CPG Revenue Grows 45%, Driven by Increasing Share of Premium Coffee Category
Company Lowers Q4 FY12 Earnings Outlook Due to Global Economic Conditions

SEATTLE; July 26, 2012 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal third quarter ended July 1, 2012.

Fiscal Third Quarter 2012 Highlights:
•	Total net revenues increased 13% to $3.3 billion
•	U.S. comparable store sales increased 7%; Global comparable store sales increased 6%
•	Channel Development revenues increased 45% to $316 million
•	Operating income increased 22% to $492 million; operating margin expanded 120 basis points to 14.9%
•	EPS increased 19% to $0.43 per share, compared to $0.36 per share in Q3 FY11
•	Starbucks opened 231 net new stores globally, including its 600th store in mainland China, and its first stores in Finland and Costa Rica.

Q4 Fiscal 2012 Targets:
The company has updated its Q4 FY12 revenue and EPS targets as follows:
•	Revenue growth of 10% - 12%
•	Earnings per share of $0.44 to $0.45, representing growth of 19% - 22% compared to Q4 FY11 non-GAAP EPS

Fiscal 2013 Targets:
The company has introduced its initial FY13 revenue and EPS targets as follows:
•	Revenue growth of 10% - 13%
•	1,200 net new stores, driven by acceleration in the U.S. and China
•	Earnings per share of $2.04 to $2.14, representing growth of 15% - 20%

“Starbucks record Q3 results demonstrate the continued strength of our global business and brand, the success of multiple, highly innovative consumer packaged goods initiatives and continued acceleration of our China and Asia-Pacific operations,” said Howard Schultz, chairman, president and ceo.  “Despite coming in short of our expectations I am pleased with the increasing operating leverage we are seeing, the fact that this was our 11th consecutive quarter of record results and the fact that we achieved the results in the face of high legacy commodity costs and challenging economic and consumer headwinds in key markets.  I am confident that we are operating with the discipline, flexibility and customer centricity necessary to enable us to continue driving EPS growth in excess of revenue growth over the long run,” Schultz added.

“While still representing earnings growth of approximately 20% over last year’s fourth quarter, we have lowered our expectations for Q4 FY12 earnings per share to $0.44 to $0.45 to reflect the difficult economic environment all global retailers are confronting today,” commented Troy Alstead, cfo. “Nonetheless, we remain confident in the underlying strength of our business, in the strategies we have in place for driving sustained, profitable growth, and in our ability to again drive earnings growth in the range of 15% - 20% in fiscal 2013.”

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Third Quarter Fiscal 2012 Summary

	Quarter Ended Jul 1, 2012
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	6%	5%	2%
Americas	7%	5%	2%
EMEA	0%	0%	0%
CAP	12%	8%	4%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Jul 1, 2012	Jul 3, 2011	Change
Net New Stores	231	155	76
Revenues	$3,303.6	$2,932.2	13%
Operating Income	$491.6	$402.2	22%
Operating Margin	14.9%	13.7%	120 bps
EPS	$0.43	$0.36	19%

Consolidated net revenues reached a third-quarter record $3.3 billion in Q3 FY12, an increase of 13% over Q3 FY11.  The increase was primarily due to a 6% increase in global comparable stores sales and 45% revenue growth in Channel Development.  The 6% increase in comparable store sales was comprised of a 5% increase in the number of transactions and a 2% increase in average ticket.

Consolidated operating income increased 22% to $491.6 million in Q3 FY12, compared to $402.2 million for the same period a year ago.  Operating margin was 14.9% in Q3 FY12, compared to 13.7% in the same period last year.  Sales leverage more than offset the increase in commodity costs, primarily coffee, which negatively impacted Q3 FY12 operating income and operating margin by approximately $38 million and 110 basis points, respectively, compared to the same period in the prior year.

Q3 Americas Segment Results

	Quarter Ended
($ in millions)	Jul 1, 2012	Jul 3, 2011	Change
Net New Stores	83	52	31
Revenues	$2,471.2	$2,275.9	9%
Operating Income	$512.1	$450.9	14%
Operating Margin	20.7%	19.8%	90 bps

Net revenues for the Americas segment were $2.5 billion in Q3 FY12, an increase of 9% over Q3 FY11.  The increase was primarily due to a 7% increase in comparable store sales, including a 5% increase in the number of transactions and a 2% increase in average ticket.  Additionally, licensed store revenue growth of approximately 24% contributed to the Americas segment results.

Operating income increased to $512.1 million in Q3 FY12, compared to $450.9 million for the same period a year ago.  Operating margin increased 90 basis points to 20.7% in Q3 FY12.  The margin expansion was due to increased sales leverage, partially offset by the increase in commodity costs, primarily coffee.

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Q3 EMEA Segment Results

	Quarter Ended
($ in millions)	Jul 1, 2012	Jul 3, 2011	Change
Net New Stores	36	36	0
Revenues	$282.0	$257.9	9%
Operating Income	$2.6	$4.9	(47%)
Operating Margin	0.9%	1.9%	(100) bps

Net revenues for the EMEA segment were $282.0 million in Q3 FY12, an increase of 9% over Q3 FY11.  The increase was primarily due to incremental revenues from the consolidation of the Switzerland and Austria markets, partially offset by unfavorable foreign currency exchange.

EMEA operating income was $2.6 million in Q3 FY12, compared to operating income of $4.9 million for the same period a year ago.  Operating margin decreased 100 basis points to 0.9% compared to 1.9% in the prior-year period.  The margin contraction was primarily driven by higher costs related to the transition to a consolidated food and dairy distribution model in the UK.

Q3 China/Asia Pacific Segment Results

	Quarter Ended
($ in millions)	Jul 1, 2012	Jul 3, 2011	Change
Net New Stores	112	67	45
Revenues	$181.8	$138.6	31%
Operating Income	$61.4	$44.9	37%
Operating Margin	33.8%	32.4%	140 bps

Net revenues for the China/Asia Pacific segment were $181.8 million in Q3 FY12, an increase of 31% over Q3 FY11.  The increase was due to incremental revenues from 116 net new company-operated store openings over the last 12 months, higher licensed stores revenue and a 12% increase in comparable store sales.  The 12% increase in comparable store sales was the result of an 8% increase in the number of transactions and a 4% increase in average ticket.

Operating income increased 37% to $61.4 million in Q3 FY12, compared to $44.9 million for the same period a year ago.  Operating margin increased 140 basis points to 33.8% in Q3 FY12 compared to 32.4% in the prior-year period.  The margin expansion was primarily driven by increased sales leverage, partially offset by investment spending to support continued growth in China.

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Q3 Channel Development Segment Results

	Quarter Ended
($ in millions)	Jul 1, 2012	Jul 3, 2011	Change
Revenues	$316.4	$218.4	45%
Operating Income	$86.5	$69.3	25%
Operating Margin	27.3%	31.7%	(440) bps

Channel Development net revenues were $316.4 million in Q3 FY12, an increase of 45% over Q3 FY11.  The increase was primarily due to sales of Starbucks®- and Tazo®-branded K-Cup® portion packs and growth in packaged coffee sales.  The fiscal third quarter marks the first full year-over-year comparison period under the direct distribution model.

Channel Development operating income was $86.5 million in Q3 FY12 compared to $69.3 million for the same period a year ago.  Operating margin was 27.3% in Q3 FY12 compared to 31.7% in the prior-year period.  The margin contraction was mainly due to higher commodity costs, primarily coffee, which negatively impacted Q3 FY12 operating income and operating margin by approximately $16 million and 500 basis points, respectively, compared to the same period in the prior year.

YTD Financial Results

	Three Quarters Ended Jul 1, 2012
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	8%	6%	1%
Americas	8%	6%	1%
EMEA	1%	0%	0%
CAP	17%	12%	4%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

	Three Quarters Ended
($ in millions, except per share amounts)	Jul 1, 2012	Jul 3, 2011	Change
Net New Stores(1)	648	160	488
Revenues	$9,935.4	$8,668.7	15%
Operating Income	$1,477.9	$1,280.3	15%
Operating Margin	14.9%	14.8%	10 bps
EPS	$1.33	$1.15	16%
(1) Net new stores for the first three quarters of fiscal 2011 includes the closure of 228 licensed Seattle's Best Coffee locations in Borders Bookstores.

Fiscal 2012 Targets

Starbucks has updated its Q4 FY12 revenue growth target to a range of 10% - 12%, and Q4 EPS to a range of $0.44 to $0.45.

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Fiscal 2013 Targets

Starbucks has announced its fiscal 2013 targets as follows:

•	Starbucks plans to accelerate growth by opening approximately 1,200 net new stores globally, representing 20% growth over fiscal 2012.

o	Approximately 600 net new stores in the Americas, with the majority of those in the U.S. Of the approximately 600 stores, approximately half of the additions will be licensed stores.

o	Approximately 500 net new stores in China/Asia Pacific, with licensed stores comprising approximately two-thirds of the new additions. Of the approximately 500 stores, more than half will be in China.

o	Approximately 100 net new stores in EMEA (Europe, Middle East, Russia and Africa), with licensed stores comprising approximately two-thirds of the new stores.

•
The company is targeting approximately 10% - 13% revenue growth, driven by mid-single-digit comparable store sales growth, approximately 1,200 net new store openings, and continued strong growth in the Channel Development business.

•	Starbucks expects full-year consolidated operating margin improvement of 50 to 100 basis points over FY12 results.

•	The company expects earnings per share of $2.04 to $2.14, representing growth in the range of 15% - 20%, and consistent with its long-term outlook.

•
Capital expenditures are expected to be approximately $1 billion for the full year, with the 11% increase over FY12 spending attributable to both new store growth, and an increase in production capacity to support recently-announced initiatives.

•	The company expects a full-year tax rate of approximately 33%.

Company Updates

•
Starbucks acquired San Francisco-based Bay Bread, LLC and its La Boulange® bakery brand, as well as hired renowned French baker Pascal Rigo, to elevate core food offerings and build a premium, artisanal bakery brand.

•	Evolution Fresh™ juices became available at select Starbucks locations in the Seattle area, and over 600 Starbucks stores in southern California.

•	The company introduced hand-crafted Starbucks Refreshers™ beverages in select stores in 16 markets around the world, as well as Starbucks VIA Refreshers™ beverages in the U.S.

•	Starbucks® K-Cup® packs became available in Starbucks retail stores nationwide.

•
The company introduced its evening day-part program in select stores in the Chicago, IL metro area, marking the first extension outside of the Pacific Northwest.  The company plans to extend this program to select stores in Southern California and Atlanta by the end of the year.

•
Seattle’s Best Coffee and Coinstar, Inc., announced an exclusive agreement to roll out Coinstar’s new Rubi™ coffee kiosks in the grocery, drug and mass merchant retail channels featuring Seattle’s Best Coffee® beverages.

•	The company continued its growth plans in Latin America with two major openings – its first store in Costa Rica, and its first Farmer Support Center in South America located in Colombia.

•	Starbucks and SSP, a dedicated provider of food and beverage brands in travel locations worldwide, opened the first Starbucks store in Finland at Helsinki Airport.

•	The company broke ground on its first company-owned soluble product manufacturing facility in Augusta, GA.

•	Starbucks appointed former Defense Secretary Robert Gates to its Board of Directors.

•	The Board of Directors declared a cash dividend of $0.17 per share, payable on August 24, 2012, to shareholders of record as of August 8, 2012.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, John Culver, president, Starbucks Coffee China and Asia Pacific and Troy Alstead, cfo.  The call will be broadcast live over the Internet and can be accessed at the company’s web site address of http://investor.starbucks.com. A replay of the call will be available via telephone through 9:00 p.m. Pacific Time on Friday, July 27, 2012 by calling 1-855-859-2056, reservation number 38993543.  A replay of the call will also be available via the Investor Relations page on Starbucks.com through approximately 5:00 p.m. Pacific Time on Friday, August 24, 2012 at the following URL: http://investor.starbucks.com.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2011 for additional information.

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About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at  www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding, earnings per share, revenues, shareholder value, operational improvements and efficiencies, diversified business model, changes to the organizational and leadership structures, business momentum, growth and growth opportunities overall and of specific businesses and markets, sales leverage, store traffic, average ticket, operating margins, profits, capital expenditures, charges, comparable store sales, store openings and closings,  the strength, health and potential of our business and brand, product innovations and store experience, tax rate and commodity costs and their impact.  These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties.  Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company’s initiatives, strategies and plans, the acceptance of the company’s products by our customers, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 2, 2011.  The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Maggie Jantzen
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	July 1,	July 3,	%	July 1,	July 3,
	2012	2011	Change	2012	2011
				As a % of total net revenues

Net revenues:
Company-operated stores	$2,615.6	$2,417.3	8.2%	79.2%	82.4%
Licensed stores	308.2	248.7	23.9	9.3	8.5
CPG, foodservice and other	379.8	266.2	42.7	11.5	9.1
Total net revenues	3,303.6	2,932.2	12.7	100.0	100.0

Cost of sales including occupancy costs	1,446.1	1,237.5	16.9	43.8	42.2
Store operating expenses	976.0	917.1	6.4	29.5	31.3
Other operating expenses	105.9	100.0	5.9	3.2	3.4
Depreciation and amortization expenses	136.7	129.5	5.6	4.1	4.4
General and administrative expenses	199.0	190.2	4.6	6.0	6.5
Total operating expenses	2,863.7	2,574.3	11.2	86.7	87.8

Income from equity investees	51.7	44.3	16.7	1.6	1.5
Operating income	491.6	402.2	22.2	14.9	13.7

Interest income and other, net	9.7	16.0	(39.4)	0.3	0.5
Interest expense	(8.9)	(8.5)	4.7	(0.3)	(0.3)
Earnings before income taxes	492.4	409.7	20.2	14.9	14.0

Income taxes	159.1	129.9	22.5	4.8	4.4
Net earnings including noncontrolling interest	333.3	279.8	19.1	10.1	9.5

Net earnings attributable to noncontrolling interest	0.2	0.7	(71.4)	0.0	0.0
Net earnings attributable to Starbucks	$333.1	$279.1	19.3%	10.1%	9.5%

Net earnings per common share - diluted	$0.43	$0.36	19.4%
Weighted avg. shares outstanding - diluted	776.8	771.9

Cash dividends declared per share	$0.17	$0.13

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.3%	37.9%
Effective tax rate including noncontrolling interest				32.3%	31.7%

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Three Quarters Ended			Three Quarters Ended
	July 1,	July 3,	%	July 1,	July 3,
	2012	2011	Change	2012	2011
				As a % of total net revenues

Net revenues:
Company-operated stores	$7,868.6	$7,162.1	9.9%	79.2%	82.6%
Licensed stores	905.1	740.8	22.2	9.1	8.5
CPG, foodservice and other	1,161.7	765.8	51.7	11.7	8.8
Total net revenues	9,935.4	8,668.7	14.6	100.0	100.0

Cost of sales including occupancy costs	4,354.1	3,601.0	20.9	43.8	41.5
Store operating expenses	2,928.3	2,672.2	9.6	29.5	30.8
Other operating expenses	317.9	289.0	10.0	3.2	3.3
Depreciation and amortization expenses	408.6	386.1	5.8	4.1	4.5
General and administrative expenses	597.4	557.0	7.3	6.0	6.4
Total operating expenses	8,606.3	7,505.3	14.7	86.6	86.6

Income from equity investees	148.8	116.9	27.3	1.5	1.3
Operating income	1,477.9	1,280.3	15.4	14.9	14.8

Interest income and other, net	68.2	50.3	35.6	0.7	0.6
Interest expense	(26.2)	(23.5)	11.5	(0.3)	(0.3)
Earnings before income taxes	1,519.9	1,307.1	16.3	15.3	15.1

Income taxes	494.2	417.2	18.5	5.0	4.8
Net earnings including noncontrolling interest	1,025.7	889.9	15.3	10.3	10.3

Net earnings attributable to noncontrolling interest	0.6	2.5	(76.0)	0.0	0.0
Net earnings attributable to Starbucks	$1,025.1	$887.4	15.5%	10.3%	10.2%

Net earnings per common share - diluted	$1.33	$1.15	15.7%
Weighted avg. shares outstanding - diluted	772.9	770.1

Cash dividends declared per share	$0.51	$0.39

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.2%	37.3%
Effective tax rate including noncontrolling interest				32.5%	31.9%

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Segment Results
The tables below present reportable segment results net of intersegment eliminations (in millions):

Americas	July 1,	July 3,	%	July 1,	July 3,
	2012	2011	Change	2012	2011
Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$2,256.6	$2,102.6	7.3%	91.3%	92.4%
Licensed stores	208.3	167.5	24.4	8.4	7.4
Foodservice and other	6.3	5.8	8.6	0.3	0.3
Total net revenues	2,471.2	2,275.9	8.6	100.0	100.0

Cost of sales including occupancy costs	965.1	880.8	9.6	39.1	38.7
Store operating expenses	858.1	813.3	5.5	34.7	35.7
Other operating expenses	20.2	18.9	6.9	0.8	0.8
Depreciation and amortization expenses	97.2	96.3	0.9	3.9	4.2
General and administrative expenses	18.5	15.7	17.8	0.7	0.7
Total operating expenses	1,959.1	1,825.0	7.3	79.3	80.2

Income from equity investees	0.0	0.0	0.0	0.0	0.0
Operating income	$512.1	$450.9	13.6%	20.7%	19.8%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				38.0%	38.7%

Three Quarters Ended
Net revenues:
Company-operated stores	$6,782.9	$6,253.4	8.5%	91.4%	92.4%
Licensed stores	623.6	498.2	25.2	8.4	7.4
Foodservice and other	17.9	17.2	4.1	0.2	0.3
Total net revenues	7,424.4	6,768.8	9.7	100.0	100.0

Cost of sales including occupancy costs	2,913.4	2,602.3	12.0	39.2	38.4
Store operating expenses	2,570.3	2,378.9	8.0	34.6	35.1
Other operating expenses	59.4	55.5	7.0	0.8	0.8
Depreciation and amortization expenses	291.4	292.5	(0.4)	3.9	4.3
General and administrative expenses	53.7	43.1	24.6	0.7	0.6
Total operating expenses	5,888.2	5,372.3	9.6	79.3	79.4

Income from equity investees	2.1	1.6	31.3	0.0	0.0
Operating income	$1,538.3	$1,398.1	10.0%	20.7%	20.7%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				37.9%	38.0%

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EMEA	July 1,	July 3,	%		July 1,	July 3,
	2012	2011	Change		2012	2011
Quarter Ended					As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$237.1	$221.7	6.9%		84.1%	86.0%
Licensed stores	36.8	29.8	23.5		13.0	11.6
Foodservice	8.1	6.4	26.6		2.9	2.5
Total net revenues	282.0	257.9	9.3		100.0	100.0

Cost of sales including occupancy costs	149.8	133.1	12.5		53.1	51.6
Store operating expenses	88.2	82.1	7.4		31.3	31.8
Other operating expenses	8.4	9.0	(6.7)		3.0	3.5
Depreciation and amortization expenses	14.3	12.4	15.3		5.1	4.8
General and administrative expenses	18.7	18.2	2.7		6.6	7.1
Total operating expenses	279.4	254.8	9.7		99.1	98.8

Income from equity investees	0.0	1.8	(100.0)		0.0	0.7
Operating income	$2.6	$4.9	(46.9	) %	0.9%	1.9%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue					37.2%	37.0%

Three Quarters Ended
Net revenues:
Company-operated stores	$735.0	$655.1	12.2%		85.7%	86.6%
Licensed stores	99.1	80.9	22.5		11.6	10.7
Foodservice	23.4	20.7	13.0		2.7	2.7
Total net revenues	857.5	756.7	13.3		100.0	100.0

Cost of sales including occupancy costs	444.2	377.4	17.7		51.8	49.9
Store operating expenses	274.0	236.3	16.0		32.0	31.2
Other operating expenses	26.0	24.9	4.4		3.0	3.3
Depreciation and amortization expenses	42.8	37.6	13.8		5.0	5.0
General and administrative expenses	54.1	48.7	11.1		6.3	6.4
Total operating expenses	841.1	724.9	16.0		98.1	95.8

Income from equity investees	0.3	6.0	(95.0)		0.0	0.8
Operating income	$16.7	$37.8	(55.8	) %	1.9%	5.0%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue					37.3%	36.1%

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China/Asia Pacific (CAP)	July 1,	July 3,	%	July 1,	July 3,
	2012	2011	Change	2012	2011
Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$121.9	$93.0	31.1%	67.1%	67.1%
Licensed stores	59.9	45.6	31.4	32.9	32.9
Total net revenues	181.8	138.6	31.2	100.0	100.0

Cost of sales including occupancy costs	91.5	69.7	31.3	50.3	50.3
Store operating expenses	29.7	21.7	36.9	16.3	15.7
Other operating expenses	11.3	10.3	9.7	6.2	7.4
Depreciation and amortization expenses	5.8	4.6	26.1	3.2	3.3
General and administrative expenses	12.2	10.9	11.9	6.7	7.9
Total operating expenses	150.5	117.2	28.4	82.8	84.6

Income from equity investees	30.1	23.5	28.1	16.6	17.0
Operating income	$61.4	$44.9	36.7%	33.8%	32.4%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				24.4%	23.3%

Three Quarters Ended
Net revenues:
Company-operated stores	$350.7	$253.6	38.3%	67.0%	64.8%
Licensed stores	172.6	137.5	25.5	33.0	35.2
Total net revenues	523.3	391.1	33.8	100.0	100.0

Cost of sales including occupancy costs	262.7	198.3	32.5	50.2	50.7
Store operating expenses	84.0	57.0	47.4	16.1	14.6
Other operating expenses	32.4	26.2	23.7	6.2	6.7
Depreciation and amortization expenses	16.4	13.2	24.2	3.1	3.4
General and administrative expenses	29.6	24.1	22.8	5.7	6.2
Total operating expenses	425.1	318.8	33.3	81.2	81.5

Income from equity investees	90.7	62.3	45.6	17.3	15.9
Operating income	$188.9	$134.6	40.3%	36.1%	34.4%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				24.0%	22.5%

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Channel Development	July 1,	July 3,	%	July 1,	July 3,
	2012	2011	Change	2012	2011
Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG	$232.6	$142.7	63.0%	73.5%	65.3%
Foodservice	83.8	75.7	10.7	26.5	34.7
Total net revenues	316.4	218.4	44.9	100.0	100.0

Cost of sales	201.1	128.0	57.1	63.6	58.6
Other operating expenses	47.8	38.2	25.1	15.1	17.5
Depreciation and amortization expenses	0.3	0.5	(40.0)	0.1	0.2
General and administrative expenses	1.9	2.0	(5.0)	0.6	0.9
Total operating expenses	251.1	168.7	48.8	79.4	77.2

Income from equity investees	21.2	19.6	8.2	6.7	9.0
Operating income	$86.5	$69.3	24.8%	27.3%	31.7%

Three Quarters Ended
Net revenues:
CPG	$717.1	$391.1	83.4%	73.6%	63.3%
Foodservice	256.6	227.2	12.9	26.4	36.7
Total net revenues	973.7	618.3	57.5	100.0	100.0

Cost of sales	626.5	347.9	80.1	64.3	56.3
Other operating expenses	147.3	104.8	40.6	15.1	16.9
Depreciation and amortization expenses	1.0	1.9	(47.4)	0.1	0.3
General and administrative expenses	6.6	4.7	40.4	0.7	0.8
Total operating expenses	781.4	459.3	70.1	80.3	74.3

Income from equity investees	55.4	48.5	14.2	5.7	7.8
Operating income	$247.7	$207.5	19.4%	25.4%	33.6%

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Other	July 1,	July 3,	%
	2012	2011	Change
Quarter Ended
Net revenues:
Licensed stores	$3.2	$5.8	(44.8	) %
CPG, foodservice and other	49.0	35.6	37.6
Total net revenues	52.2	41.4	26.1

Cost of sales	38.6	25.9	49.0
Other operating expenses	18.2	23.6	(22.9)
Depreciation and amortization expenses	19.1	15.7	21.7
General and administrative expenses	147.7	143.4	3.0
Total operating expenses	223.6	208.6	7.2

Income from equity investees	0.4	(0.6)	nm
Operating loss	$(171.0)	$(167.8)	1.9%

Three Quarters Ended
Net revenues:
Licensed stores	$9.8	$24.2	(59.5	) %
CPG, foodservice and other	146.7	109.6	33.9
Total net revenues	156.5	133.8	17.0

Cost of sales	107.3	75.1	42.9
Other operating expenses	52.8	77.6	(32.0)
Depreciation and amortization expenses	57.0	40.9	39.4
General and administrative expenses	453.4	436.4	3.9
Total operating expenses	670.5	630.0	6.4

Income from equity investees	0.3	(1.5)	nm
Operating loss	$(513.7)	$(497.7)	3.2%

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Supplemental Information
The following supplemental information is provided for historical and comparative purposes.  The U.S. data is included as a transitional tool to provide insight into the U.S. business, as it was previously a reportable segment and is now the largest component of the Americas segment:

Fiscal Third Quarter 2012 U.S. Supplemental Data

	Quarter Ended
($ in millions)	Jul 1, 2012	Jul 3, 2011	Change
Comparable Store Sales Growth	7%	8%
Change in Transactions	5%	6%
Change in Ticket	2%	2%
Revenues	$2,193.8	$2,013.9	9%
Operating Income	$480.5	$417.6	15%
Operating Margin	21.9%	20.7%	120 bps

Fiscal Third Quarter 2012 Store Data

The company’s store data for the periods presented are as follows:

	Net stores opened/(closed) during the period
	Quarter Ended		Three Quarters Ended		Stores open as of
	July 1,	July 3,	July 1,	July 3,	July 1,	July 3,
	2012	2011	2012	2011	2012	2011
Americas:
Company-operated stores	47	0	83	4	7,706	7,584
Licensed stores	36	52	171	(105)	4,947	4,939
	83	52	254	(101)	12,653	12,523
EMEA:
Company-operated stores (1)	2	15	7	21	903	891
Licensed stores (1)	34	21	71	55	933	839
	36	36	78	76	1,836	1,730
CAP:
Company-operated stores	32	14	95	52	607	491
Licensed stores	80	53	221	133	2,555	2,274
	112	67	316	185	3,162	2,765

Total	231	155	648	160	17,651	17,018

(1)
EMEA store data has been adjusted for the acquisition of store locations in Austria and Switzerland in Q4 fiscal 2011, by reclassifying historical information from Licensed stores to Company-operated stores.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides non-GAAP operating margin and non-GAAP earnings per share (non-GAAP EPS) for fiscal 2011.  These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The GAAP measure most directly comparable to non-GAAP operating margin and non-GAAP earnings per share (non-GAAP EPS) are operating margin and diluted net earnings per share, respectively.

The fiscal 2011 non-GAAP financial measures provided in this release exclude non-routine gains from the sale of properties and the acquisition of the company’s joint venture operations in Switzerland and Austria in fiscal 2011.  The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance.  More specifically, for historical non-GAAP financial measures, management excludes the non-routine gains in fiscal 2011, because it believes that the impact of non-routine gains do not reflect expected future expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.  Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Quarter Ended	Year Ended
	October 2,	October 2,
	2011	2011

Consolidated
Operating margin, as reported (GAAP)		14.8%
Gain on sale of properties		(0.3)
Non-GAAP operating margin		14.5%

Diluted EPS, as reported (GAAP)	$0.47
Gain on sale of properties	(0.02)
Gain from Switzerland and Austria transaction	(0.07)
Non-GAAP Diluted EPS	$0.37

© 2012 Starbucks Coffee Company. All rights reserved.

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